Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Incentive Stock Plan of Myers Industries, Inc. as Amended and Restated of our reports dated March 9, 2017, with respect to the consolidated financial statements of Myers Industries, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Myers Industries, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

Akron, Ohio

August 4, 2017